                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                                                   June 4, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Winmax Trading Group, Inc.

Dear Sir or Madam:

This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S.
Securities and Exchange Commission on June 7, 2001, or as soon thereafter as is reasonably practicable.

Very truly yours,

RICHARD P. GREENE, P.A.

/s/ RICHARD P. GREENE
----------------------
Richard P. Greene
For the Firm